SECOND AMENDMENT
                                       TO
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN
                      Originally Effective August 1, 1993

                  Amended and Restated Effective January 1,1998

     Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 11.2 of the Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan (the "Plan"), hereby amends the Plan, by action of its board of directors, as follows, effective as of June 30, 1999:


1.     Section 3.12 is amended and restated in its entirety to read as follows:


  "3.12    FICA and Other Taxes.

  (a)                    Annual  Deferral  Amounts.  For each Plan Year in which
                          an Annual  Deferral Amount is being withheld from a
                         Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount and/or on benefits due under any other nonqualified employee benefit plan(s) of the Employer. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.11.

(b)                      Annual Stock Option Amounts.For each Plan Year in which
                          an Annual  Stock  Option  Amount is being first
                           withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and Qualifying Gains that are not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment
                           taxes  on  such  Annual  Stock  Option   Amount.  If
                           necessary, the Committee may reduce the Annual Stock Option Amount in order to comply with this Section 3.11.


(c)
                          Distributions.  The Participant's Employer(s), or the
                           trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, and/or in connection with any other nonqualified benefit plan(s) of the Employer, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust."





2.                Section 3.11 shall be deleted in its entirety.

                  The Company has caused this Amendment to be signed, by action of its board of directors and by its duly authorized officer as of the date written below.


                                  Countrywide CreditIndustries, Inc.




                                      By:
                                Anne D. McCallion
                                Managing Director
                               Chief Administrative Officer


                                                     Date:



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